Exhibit 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted

Pursuant to §906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), each of the undersigned hereby certifies in his capacity as an officer of NextNRG, Inc. (the “Company”), that, to the best of his knowledge:

(1) Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer
(Principal Executive Officer)

Date: May 11, 2026

/s/ Joel Kleiner
Joel Kleiner
Chief Financial Officer
(Principal Financial Officer)

Date: May 11, 2026